UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

iGo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30907	86-0843914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17800 North Perimeter Dr., Suite 200,

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 596-0061

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of iGo, Inc. (the “Company”) was held on June 26, 2012, in Scottsdale, Arizona. Stockholders of record at the close of business on April 25, 2012, were entitled to vote at the meeting on the basis of one vote for each share held. On April 25, 2012, there were 34,074,064 shares of common stock outstanding. A total of 29,580,563 shares were present or represented by proxy at the meeting.

At the annual meeting, the stockholders of the Company voted on the following proposals:

1.	Election of one member of the Board of Directors, for a three-year term, to serve until the annual meeting of stockholders in 2015. The nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael D. Heil	14,496,152	1,353,732	13,730,679

2.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstain
28,909,117	655,740	15,706

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGO, INC.

Date: July 2, 2012	By:	/s/ Michael D. Heil
Michael D. Heil
President and Chief Executive Officer